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                                                                                      Exhibit 21.0

                                         GARDNER DENVER, INC.
                                      SCHEDULE OF SUBSIDIARIES
                                    YEAR ENDED DECEMBER 31, 2001
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                                                                        Name Subsidiary Uses
        Subsidiary Name                  Incorporation                   for Doing Business
        ---------------                  -------------                  --------------------
Air Relief, Inc.                            Kentucky                Air Relief, Inc.

Air Relief South Africa                     South Africa            Air Relief South Africa
(Pty.) Ltd.                                                         (Pty.) Ltd.

Allen-Stuart Equipment                      Texas                   Gardner Denver Engineered
Company, Inc.                                                       Packaging Center

Bellis & Morcom (USA) Inc.                  Delaware                Bellis & Morcom (USA) Inc.

Bellis & Morcom Limited                     United Kingdom          Bellis & Morcom Limited

Gardner Denver Export, Inc.                 Barbados                Gardner Denver Export, Inc.

Gardner Denver GmbH                         Germany                 Gardner Denver Deutschland
                                                                    GmbH

Gardner Denver Holdings Inc.                Delaware                Gardner Denver Holdings Inc.

Gardner Denver Hoffman Ltd.                 United Kingdom          Gardner Denver Hoffman Ltd.

Gardner Denver International, Inc.          Delaware                Gardner Denver International, Inc.

Gardner Denver Kompressoren                 Germany                 Gardner Denver Kompressoren
GmbH                                                                GmbH

Gardner Denver Ky                           Finland                 Gardner Denver Ky

Gardner Denver, Ltd.                        United Kingdom          Gardner Denver, Ltd.

Gardner Denver Nova Scotia,                 Nova Scotia             Gardner Denver Nova Scotia,
ULC                                                                 ULC

Gardner Denver SA                           France                  Gardner Denver SA

Gardner Denver Oy                           Finland                 Gardner Denver Oy



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Gardner Denver Water Jetting                Texas                   Gardner Denver Water Jetting
Systems, Inc.                                                       Systems, Inc.

Gardner Denver Wittig GmbH                  Germany                 Gardner Denver Wittig GmbH

Hamworthy Bellis & Morcom                   Sao Paulo, Brazil       Bellis & Morcom Brasil Ltd
Brasil Ltda.

Hamworthy Bellis & Morcom                   United Kingdom          Hamworthy Bellis & Morcom
Limited                                                             Limited

Hoffman Air Filtration Licensco, Inc.       Delaware                Hoffman Air Filtration Licensco
                                                                    Inc.

Kompressorit Oy                             Finland                 Kompressorit Oy

Lamson Corporation                          New York                Lamson Corporation

TCM Investments, Inc.                       Oklahoma                TCM Investments, Inc.
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